Exhibit 20.5
Page 1 of 3

                            Navistar Financial 1999 - A Owner Trust
                                For the Month of September 2000
                             Distribution Date of October 16, 2000
                                   Servicer Certificate #17

Original Pool Amount                                      $714,764,750.47
Subsequent Receivables  (transferred 6/3/99)                        $0.00


Beginning Pool Balance                                    $434,307,599.46
Beginning Pool Factor                                           0.6076231

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)    $13,883,209.87
     Interest Collected                                     $2,982,720.26

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                        $634,138.83
Total Additional Deposits                                     $634,138.83

Repos / Chargeoffs                                            $907,881.51
Aggregate Number of Notes Charged Off                                 169

Total Available Funds                                      $17,500,068.96

Ending Pool Balance                                       $419,516,508.08
Ending Pool Factor                                              0.5869295

Servicing Fee                                                 $361,923.00

Repayment of Servicer Advances                                      $0.00

Reserve Account:
     Beginning Balance  (see Memo Item)                    $23,122,616.42
     Target Percentage                                              5.25%
     Target Balance                                        $22,024,616.67
     Minimum Balance                                       $14,295,295.01
     (Release) / Deposit                                   ($1,097,999.75)
     Ending Balance                                        $22,024,616.67

Current Weighted Average APR:                                      8.435%
Current Weighted Average Remaining Term (months):                   35.59

Delinquencies                                             Dollars        Notes
     Installments:                  1 - 30 days        $2,850,159.07     2,483
                                    31 - 60 days         $879,582.41       616
                                    60+  days            $289,597.58       189

     Total:                                            $4,019,339.06     2,495

     Balances:                      60+  days          $7,712,959.55       189

Memo Item - Reserve Account
     Prior Month                                      $22,801,148.97
+    Invest. Income                                      $131,556.99
+    Excess Serv.                                        $189,910.46
+    Transfer (to) / from Collections Account                  $0.00
     Beginning Balance                                $23,122,616.42

Exhibit 20.5
Page 2 of 3

Navistar Financial 1999 - A Owner Trust
For the Month of September 2000

                                                                               NOTES

                                   TOTAL          CLASS A - 1      CLASS A - 2      CLASS A - 3      CLASS A - 4     CLASS B NOTES
                               $714,764,750.47  $147,000,000.00  $197,000,000.00  $200,000,000.00  $145,745,000.00  $25,019,750.47
Original Pool Amount
Distributions:
     Distribution Percentages                             0.00%           96.50%            0.00%            0.00%           3.50%
     Coupon                                             5.0025%          5.5500%          5.9500%          6.1300%         6.2200%

Beginning Pool Balance         $434,307,599.46
Ending Pool Balance            $419,516,508.08

Collected Principal             $13,883,209.87
Collected Interest               $2,982,720.26
Charge - Offs                      $907,881.51
Liquidation Proceeds/Recoveries    $634,138.83
Servicing                          $361,923.00
Cash Transfer from Reserve Account       $0.00
Total Collections Available
  for Debt Service              $17,138,145.96

Beginning Balance              $434,307,599.47            $0.00   $68,213,849.28  $200,000,000.00  $145,745,000.00  $20,348,750.19

Interest Due                     $2,157,144.12            $0.00      $315,489.05      $991,666.67      $744,514.04     $105,474.36
Interest Paid                    $2,157,144.12            $0.00      $315,489.05      $991,666.67      $744,514.04     $105,474.36
Principal Due                   $14,791,091.38            $0.00   $14,273,403.18            $0.00            $0.00     $517,688.20
Principal Paid                  $14,791,091.38            $0.00   $14,273,403.18            $0.00            $0.00     $517,688.20

Ending Balance                 $419,516,508.09            $0.00   $53,940,446.10  $200,000,000.00  $145,745,000.00  $19,831,061.99
Note / Certificate Pool Factor                           0.0000           0.2738           1.0000           1.0000          0.7926
   (Ending Balance / Original Pool Amount)
Total Distributions             $16,948,235.50            $0.00   $14,588,892.23      $991,666.67      $744,514.04     $623,162.56

Interest Shortfall                       $0.00            $0.00            $0.00            $0.00            $0.00           $0.00
Principal Shortfall                      $0.00            $0.00            $0.00            $0.00            $0.00           $0.00
     Total Shortfall                     $0.00            $0.00            $0.00            $0.00            $0.00           $0.00
         (required from Reserve)
Excess Servicing                   $189,910.46
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance  $23,122,616.42
(Release) / Draw                ($1,097,999.75)
Ending Reserve Acct Balance     $22,024,616.67

Exhibit 20.5
Page 3 of 3

Navistar Financial 1999 - A Owner Trust
For the Month of September 2000


Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                            5                  4                 3                  2                 1
                                         May-00             Jun-00            Jul-00             Aug-00            Sep-00
Beginning Pool Balance              $502,327,257.81    $484,389,584.90    $466,968,567.50    $451,619,634.81   $434,307,599.46

A)  Loss Trigger:
    Principal of Contracts
      Charged Off                       $950,683.77        $707,604.90        $769,977.20      $1,348,447.58       $907,881.51
    Recoveries                          $707,246.95        $690,800.91        $936,067.84      $1,150,961.70       $634,138.83

Total Charged Off (Months 5, 4, 3)    $2,428,265.87
Total Recoveries (Months 3, 2, 1)     $2,721,168.37
Net Loss / (Recoveries) for 3 Mos      ($292,902.50)(a)

Total Balance (Months 5, 4, 3)    $1,453,685,410.21 (b)

Loss Ratio Annualized  [(a/b) * (12)]      -0.2418%

Trigger:  Is Ratio > 1.5%                        No
                                                                              Jul-00             Aug-00            Sep-00

B)   Delinquency Trigger:                                                   $6,615,852.91      $6,437,975.96     $7,712,959.55
     Balance delinquency 60+ days                                                1.41677%           1.42553%          1.77592%
     As % of Beginning Pool Balance                                              1.26862%           1.39704%          1.53941%
     Three Month Average

Trigger:  Is Average > 2.0%                      No

C)   Noteholders Percent Trigger:          3.08138%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                      No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer